CONSULTING AGREEMENT This Consulting Agreement ("Agreement") is entered into this __ day of September, 2020, by and between Michael C. Rechin ("Rechin") and First Merchants Corporation ("FMC"). WHEREAS, Rechin will retire as FMC's President and Chief Executive Officer, and as the President and Chief Executive Officer of FMC's wholly-owned subsidiary, First Merchants Bank, on December 31, 2020 ("Retirement Date"); and WHEREAS, FMC desires to engage Rechin to provide certain services to FMC as a nonemployee consultant for a period of two (2) years following his retirement; and WHEREAS, Rechin has agreed to provide these services to FMC as a nonemployee consultant, subject to the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual understandings, promises and covenants contained herein, Rechin and FMC hereby agree as follows: · 1. Consulting Services. FMC hereby engages Rechin as a nonemployee consultant during the term of this Agreement, to provide such consulting services as may be requested either by FM C's Chief Executive Officer or President (but no one else) and agreed to by Rechin from time to time ("Services"), including, e.g., advice and assistance with implementing mergers and acquisitions, identifying M&A prospects, investor relations, customer relations and customer lead generation, development and relationship building, and other related and similar services. In his capacity as a consultant, Rechin shall report directly to FMC's Chief Executive Officer. Rechin shall not act as an agent of FMC without the prior consent of FM C's Chief Executive Officer. The level of Services that Rechin performs under this Agreement shall not exceed twenty percent (20%) of the average level of services that he performed as an employee of FMC during the thirty-six (36) month period immediately preceding his Retirement Date. The parties intend that Rechin shall have separated from service as an employee of FMC as of his Retirement Date, as defined in IRS Reg. §1,409A-l(h)(ii). 2. Term. The term of this Agreement shall commence on January 1, 2021 and expire without further notice on December 31, 2022 ("Term"). 3. Compensation for Services. As consideration for his Services, FMC shall compensate Rechin as follows: (a) FMC shall pay Rechin the sum of One Hundred Thousand Dollars ($100,000) during the first calendar year of the Term, and Fifty Thousand Dollars ($50,000) during the second calendar year of the Term, payable in equal monthly installments; while performing these Services, FMC shall also reimburse Rechin for his reasonable out-of-pocket travel and other expenses, under FMC's standard policies and procedures, incurred on behalf of and at the request of FMC's Chief Executive Officer; (b) if Rechin elects COBRA continuation coverage under FMC's healthcare plan following his retirement for his (and his immediate family's) benefit, FMC shall pay one hundred percent (100%) of the premi urns for such coverage for the maximum period allowed by statute; thereafter, FMC shall obtain and pay one hundred percent (100%) of the premiums for the same (or as similar as possible) coverage for Rechin ( and his spouse) under another healthcare plan until Rechin ( and his spouse) become eligible for Medicare; (c) during the Term, FMC shall provide Rechin administrative and secretarial assistance for work related to his Services, ( d) during the Term, FMC shall provide Rechin the automobile that FMC has made available for Rechin' s use as of his Retirement Date, including the insurance coverage on that automobile, (e) during the Term, FMC shall pay the membership dues in a country club where Rechin has a membership as of his Retirement Date, and (f) during the Term, FMC shall continue to give Rechin access to his FMC email account for him to use for personal emails and emails for work related to his Services. Except as specifically set forth herein, other than payment of the retirement benefits to which Rechin is entitled as a participant in FMC's retirement plans, Rechin's employment benefits shall cease as of his Retirement Date, or as otherwise provided under FMC's benefit plans. Rechin shall be solely responsible for the payment of all applicable federal, state and local income taxes, social security and Medicare taxes, unemployment, worker's compensation and other insurance contributions, and any other payroll taxes or payroll deductions with respect to the compensation payable to Rechin for his Services under this Agreement. FMC and Rechin agree that FMC will not provide an office to Rechin after his Retirement Date. 4. Senior Management Incentive Compensation Program ("SMICP"). In February or March 2021, FMC shall pay Rechin the cash amount that he will have earned for 2020 under the SMICP, as determined by FMC's Compensation and Human Resources Committee. Rechin shall not be eligible to participate in the SMICP for 2021. 5. Change of Control Agreement. The Change of Control Agreement presently in effect between Rechin and FMC shall terminate as of his Retirement Date. 6. Service on Board of Directors. Rechin's current term as an FMC Director is set to expire as of the 2022 annual shareholder meeting. Rechin may continue that service as a paid Director following the Retirement Date. As with other Directors, FMC's Nominating and Governance Committee will consider whether or not to continue that service following the expiration of his current term. While Rechin is serving as an FMC Director, he shall also be nominated and elected annually to serve as a Director of First Merchants Bank. 7. Confidentiality and Non-Solicitation. The Confidentiality and Non- Solicitation Agreement presently in effect between Rechin and FMC shall remain in effect following the Retirement Date. The provisions of Part I of that agreement, concerning confidentiality, shall continue to apply permanently; and the provisions of Part II of that agreement, concerning non-solicitation, shall continue to apply during the Term of this Agreement and for a period of twelve (12) months after the expiration of the Term. 2

8. Agreement Not to Compete. During the Term of this Agreement and for a period of twelve (12) months after the expiration of such Term, Rechin shall not, without FMC's prior written consent, directly or indirectly, engage in any employment or business activity, whether as an owner, director, manager, employee, independent contractor, consultant, partner, shareholder, joint venturer, or otherwise, which directly or indirectly competes with the business of FMC or any of its subsidiaries, as it is currently conducted or under development as of the Retirement Date. Rechin further agrees to notify FMC, in writing, before Rechin obtains employment with, performs work for, or engages in any business activity on behalf of any company, person or entity in the financial services industry or any related industry. If Rechin engages in any activity in violation of this Paragraph 8, Rechin hereby agrees that FMC shall be entitled to equitable relief (e.g. an injunction) to prevent any such activity by Rechin. FMC's rights and remedies hereunder shall be cumulative (and not alternative). FMC's rights and remedies with respect to Rechin's agreement not to compete, as set forth in this Paragraph 8, are independent of any other provision of this Agreement and shall survive the termination of this Agreement. The existence of any claim or cause of action of Rechin against FMC, whether predicated on this Agreement or otherwise, shall not constitute a defense to FMC's right to enforce this restriction on competitive activity. 9. Termination for Cause. Rechin's engagement by FMC as a nonemployee consultant under this Agreement shall terminate immediately, without any further payment or financial obligation by FMC to Rechin of any kind, in the event that FMC's Board of Directors determines that: (a) there is "Cause" for such termination, as that term is defined in the Change of Control Agreement presently in effect between Rechin and FMC; (b) Rechin has violated the Confidentiality and Non-Solicitation Agreement referred to in Paragraph 7 of this Agreement or the Agreement Not to Compete set forth in Paragraph 8 of this Agreement; or ( c) Rechin has engaged in any conduct that violates FMC's Code of Business Conduct applicable to its employees and directors and that is sufficiently serious to warrant such termination. In the event that Rechin's engagement as a consultant is terminated in accordance with this paragraph 9, he shall also submit his written resignation as an FMC Director and a First Merchants Bank Director to the Chair of the Board of Directors, effective immediately. 10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, administrators, representatives, successors and assigns. 11. Applicable Law. This Agreement is made and entered into in the State of Indiana and shall in all respects be interpreted, enforced and governed under the laws of that State. 12. Entire Agreement. This Agreement sets forth the entire agreement between the parties and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof. In the event this Agreement is ever held to be invalid or unenforceable (in whole or in part) as to any provision or as to 3 any particular circumstances, it shall remain fully valid and enforceable as to all other provisions and circumstances. IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first set forth above. FIRST MERCHANTS CORPORATION /2) __, By:L-~ C Charles E. Schalliol, Chair of the Bo d of Directors ,)t/~ C £ ~ Michael C. Rechin ' 4